Exhibit (g)(2)(a)

FIRST AMENDMENT TO MASTER CUSTODIAN AGREEMENT

THIS FIRST AMENDMENT TO MASTER CUSTODIAN AGREEMENT (the “Amendment”) is made and entered into as of July 19, 2011 by and among each exempted company organized under the laws of the Cayman Islands identified on Appendix A attached hereto (each, a “Fund”), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (“State Street”).

WITNESSETH:

WHEREAS, each Fund and State Street are parties to that certain Master Custodian Agreement dated as of September 22, 2010 (the “Agreement”); and

WHEREAS, each Fund and State Street desire to amend and supplement the Agreement upon the following terms and conditions.

NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Fund and State Street hereby agree as follows:

1.	State Street shall act as custodian under the terms of the Agreement for Transamerica Cayman BlackRock Global Allocation, Ltd.

2.	Each Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 21 of the Agreement.

3.	Appendix A to the Agreement shall be replaced in its entirety by the Appendix A dated July 19, 2011 attached hereto and incorporated herein by this reference.

4.

This Amendment is intended to modify and amend the Agreement and the terms of this Amendment and the Agreement are to be construed to be cumulative and not exclusive of each other. Except as provided herein, the Agreement is hereby ratified and confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.

STATE STREET BANK AND TRUST COMPANY	EACH OF THE ENTITIES SET FORTH ON APPENDIX A HERETO

By:		By:
Name:	Michael F. Rogers	Name:	Christopher A. Staples
Title:	Executive Vice President	Title:	Vice President

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

JULY 19, 2011

Exempted companies organized under the laws of the Cayman Islands

TRANSAMERICA CAYMAN AQR MANAGED FUTURES STRATEGY, LTD.

TRANSAMERICA CAYMAN GOLDMAN SACHS COMMODITY STRATEGY, LTD.

TRANSAMERICA CAYMAN BLACKROCK GLOBAL ALLOCATION, LTD.